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                                                                    EXHIBIT 23.1



                         CONSENT OF ERNST & YOUNG LLP


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the Sunoco, Inc. Savings Restoration Plan and to the incorporation by reference therein of our report dated February 10, 2000, with respect to the consolidated financial statements of Sunoco, Inc. and subsidiaries incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1999, and our report dated March 2, 2000, with respect to the related financial statement schedule included therein, filed with the Securities and Exchange Commission.



                                         /s/ Ernst & Young LLP
                                         ---------------------
                                         Ernst & Young LLP

Philadelphia, Pennsylvania
November 6, 2000